UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOPE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 17, 2021, the Company reported its results for the fourth quarter of 2020.  The press release dated February 17, 2021 is furnished as Exhibit 99.1 to this report.

Item 8.01. Other Events

In December 2020 and January 2021, the Board of Directors of Grand Canyon Education, Inc. increased the authorization under its existing stock repurchase program by $100.0 million and $100.0 million, respectively, reflecting an aggregate authorization for share repurchases since the initiation of our program of $500.0 million.  The expiration date on the repurchase authorization is December 31, 2021.  Repurchases occur at the Company’s discretion.  Repurchases may be made in the open market or in privately negotiated transactions, pursuant to the applicable Securities and Exchange Commission rules.

Item 9.01. Consolidated Financial Statements and Exhibits.

99.1       Press Release dated February 17, 2021

104Cover Page Interactive Date File (imbedded within the XBRL document)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 17, 2021
104	Cover Page Interactive Date File (imbedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: February 17, 2021	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial Officer)